UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2017

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2017, REV Group, Inc. (the “Company”) entered into an incremental commitment agreement (the “ICA”) with various lenders who are currently party to the Company’s existing Revolving Credit and Guaranty Agreement, dated as of April 25, 2017 (the “ABL Agreement”). The ICA provides for incremental borrowing capacity of $100.0 million under the ABL Agreement, increasing total borrowing capacity from $350.0 million to $450.0 million. The ICA did not modify any of the other terms and conditions of the ABL Agreement.

The foregoing description of the ICA does not purport to be complete and is qualified in its entirety by reference to the ICA, which is filed with this Current Report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Incremental Commitment Agreement, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantor subsidiaries, Ally Bank, as administrative agent and certain other parties thereto, dated December 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: December 22, 2017	By:	/s/ Pamela S. Krop
Pamela S. Krop
General Counsel